Exhibit 99.1
Snap Inc. Announces Third Quarter 2026 Financial Results
Third quarter revenue increased 14% year-over-year to $1,722 million
Third quarter net income of $56 million and Adjusted EBITDA of $383 million
Third quarter operating cash flow was $210 million and Free Cash Flow was $164 million
SANTA MONICA, Calif. – November 4, 2026 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended September 30, 2026.

“In Q3, we generated positive net income as revenue grew 14% year-over-year to $1.72 billion, reflecting the progress we are making to build a more profitable business,” said Evan Spiegel, co-founder and CEO. “AI is becoming a significant advantage for our teams and advertising platform, and we continue to strengthen our business while investing in our long-term vision for augmented reality with the launch of SPECS.”
Q3 2026 Financial Summary
•Revenue was $1,722 million, compared to $1,507 million in the prior year, an increase of 14% year-over-year.
•Net income was $56 million, compared to net loss of $104 million in the prior year.
•Adjusted EBITDA was $383 million, compared to $182 million in the prior year.
•Operating cash flow was $210 million, compared to $146 million in the prior year.
•Free Cash Flow was $164 million, compared to $93 million in the prior year.
•Common shares outstanding was 1,718 million as of September 30, 2026, compared to 1,711 million as of September 30, 2025.
•Total common shares outstanding plus shares underlying stock-based awards was 1,932 million as of September 30, 2026, compared to 1,861 million as of September 30, 2025.

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2026	2025		2026	2025

(Unaudited)	(dollars in thousands, except per share amounts)
Revenue	$1,722,471	$1,506,839	14%	$4,850,255	$4,214,986	15%
Operating income (loss)	$76,716	$(128,362)	160%	$(168,454)	$(581,884)	71%
Net income (loss)	$56,498	$(103,541)	155%	$(196,413)	$(505,698)	61%
Adjusted EBITDA (1)	$382,647	$182,038	110%	$865,595	$331,733	161%
Net cash provided by operating activities	$210,484	$146,488	44%	$713,477	$386,592	85%
Free Cash Flow (2)	$164,453	$93,444	76%	$570,998	$231,633	147%
Diluted net income (loss) per share	$0.03	$(0.06)	150%	$(0.12)	$(0.30)	60%
(1)See page 9 for a reconciliation of net income (loss) to Adjusted EBITDA. Total restructuring charges included in our consolidated statement of operations for the nine months ended September 30, 2026 and excluded from Adjusted EBITDA were $128.5 million.
(2)See page 9 for a reconciliation of net cash provided by operating activities to Free Cash Flow.

Q4 2026 Outlook
Snap Inc. will discuss its Q4 2026 outlook during its Q3 2026 Earnings Call (details below) and in its investor letter available at investor.snap.com.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time.
Constant Currency Revenue is defined as GAAP revenue in the current period translated using the prior period average monthly exchange rates for revenue transactions in currencies other than the U.S. dollar. We calculate the Constant Currency Revenue percentage change using current period Constant Currency Revenue and prior period GAAP revenue.
A Daily Active User (DAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average Revenue Per User (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.
Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. Snap contributes to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together.
Snap Inc. operates Snapchat, a visual messaging app that enhances your relationships with friends, family, and the world, and Specs Inc., a wholly-owned subsidiary dedicated to making computing more human, in addition to Bitmoji, Saturn, and other digital services. For more information, visit snap.com.

Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political events and conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political events and conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.
We use the non-GAAP financial measure of Constant Currency Revenue, which is defined as GAAP revenue in the current period translated using the prior period average monthly exchange rates for revenue transactions in currencies other than the U.S. dollar. We calculate the Constant Currency Revenue percentage change using current period Constant Currency Revenue and prior period GAAP revenue. We report revenue on a constant-currency basis in order to facilitate period-to-period comparisons of our results without regard to the impact of fluctuating foreign currency exchange rates, which we believe is helpful to investors. However, Constant Currency Revenue is a non-GAAP financial measure, may be calculated differently from similarly titled measures used by other companies, and is not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

Note Regarding User Metrics and Other Data
Beginning with our Quarterly Report on Form 10-Q to be filed for the first quarter of 2027, we plan to transition to global MAU as our primary audience metric. This change will include the replacement of global DAU with global MAU, as well as the discontinuation of regional DAU and regional ARPU. While DAU remains an important measure of engagement, we no longer believe it is the best primary measure of long-term value. MAU represents the scale of our community, while engagement and monetization metrics reflect the depth and value of our service. Daily engagement has historically been stable as a percentage of monthly engagement, but we do not intend to optimize Snapchat around daily use at the expense of long-term value for our community. A longer-term horizon better aligns our reported metrics with the product and safety decisions that strengthen relationships, create lasting utility, and support broader, more durable audience growth. Alongside global MAU, we are introducing global MAU-based ARPU as our primary monetization metric. The following describes these user metrics both prior to and after our planned transition.
We define a Daily Active User, or DAU, as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter. DAUs are broken out by geography because markets have different characteristics.
We define a Monthly Active User, or MAU, as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during the 30-day period ending on the calendar month-end. We calculate average MAUs for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter. Beginning in the first quarter of 2027, we plan to update the definition of MAU to include any registered and logged-in Snapchat user who visits at least one Snapchat-branded product through our applications or websites, which under the updated definition will include users who access our products through Apple Watch. Historically, MAU attributable to Apple Watch users has not been material. Additionally, beginning in the first quarter of 2027, MAU will be calculated using activity during the last 30 days of the quarter. Accordingly, reported quarterly MAU will represent the number of active users as of quarter end rather than an average of monthly active users during the quarter. We believe this measurement period provides a more current view of our trajectory and improves comparability with peers. The impact of these changes to our historical MAU definition would have resulted in a less than 1% change to our historical MAU in the third quarter of 2026 and would have resulted in similarly immaterial changes in our historical MAUs in each quarter from the first quarter of 2024 to the second quarter of 2026.
We define average revenue per user, or ARPU, as quarterly revenue divided by the average DAUs. For purposes of calculating ARPU, revenue by user geography is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation differs from our components of revenue disclosure in the notes to our consolidated financial statements, where revenue is based on the billing address of the customer. Beginning in the first quarter of 2027, we plan to define ARPU as quarterly revenue divided by global MAU reported for the quarter. We will also no longer report regional ARPU. Any adjustments to historical MAUs discussed above would have a commensurate immaterial impact on our calculations of historical ARPU under the updated definition. For information concerning these metrics as measured by us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Unless otherwise stated, statistical information regarding our users and their activities is determined using the applicable measurement period and calculation method described above.
While these metrics are determined based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our products are used across large populations globally. For example, there may be individuals who attempt to create accounts for malicious purposes, including at scale, even though we forbid that in our Terms of Service and Community Guidelines. We implement measures in our user registration process and through other technical measures to prevent, detect, and suppress that behavior, although we have not determined the number of such accounts.
Changes in our products, infrastructure, mobile operating systems, or metric tracking system, or the introduction of new products, may impact our ability to accurately determine active users or other metrics and we may not determine such inaccuracies promptly. We also believe that we don’t capture all data regarding each of our active users. Technical issues may result in data not being recorded from every user’s application. For example, because some Snapchat features can be used without internet connectivity, we may not count a DAU or MAU because we don’t receive timely notice that a user has opened the Snapchat application. This undercounting may increase as we grow in Rest of World markets where users may have poor connectivity. We do not adjust our reported metrics to reflect this underreporting. We believe that we have adequate controls to collect user metrics; however, there is no uniform industry standard. We continually seek to identify these technical issues and improve both our accuracy and precision, including ensuring that our investors and others can understand the factors impacting our business, but these technical issues and new issues may continue in the future, including if there continues to be no uniform industry standard.
Some of our demographic data may be incomplete or inaccurate. For example, although we take steps to understand our users’ ages, including requiring new users to self-report their dates of birth, our age-demographic data may differ from our users’ actual ages. And because users who signed up for Snapchat before June 2013 were not asked to supply their date of birth, we may exclude those users from our age demographics or estimate their ages based on a sample of the age data that we do have. If our active users provide us with incorrect or incomplete information regarding their age or other attributes, then our estimates may prove inaccurate and fail to meet investor expectations.
We count a DAU or MAU only once during the applicable measurement period. We believe this methodology more accurately measures our user engagement. We have multiple pipelines of user data that we use to determine whether a user has visited Snapchat through our applications or websites during the applicable measurement period. This provides redundancy in the event one pipeline of data were to become unavailable for technical reasons, and also gives us redundant data to help measure how users interact with our applications and websites.
If we fail to maintain an effective analytics platform, our metrics calculations may be inaccurate. We regularly review, have adjusted in the past, and are likely in the future to adjust our processes for calculating our internal metrics to improve their accuracy. As a result of any such adjustments, including the adjustments that are part of our planned transition described above, our DAUs, MAUs, ARPU, or other metrics may not be directly comparable to those in prior periods. Our measures of DAUs or MAUs may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology or data used.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income (loss)	$56,498	$(103,541)	$(196,413)	$(505,698)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	44,625	42,514	136,266	120,252
Stock-based compensation	254,789	260,363	768,018	759,587
Amortization of debt issuance costs and debt discount (premium)	(1,014)	686	(2,912)	7,778
Losses (gains) on debt and equity securities, net	(440)	1,182	276	15,774
Gain on extinguishment of debt	—	(29,795)	—	(96,734)
Other	6,832	2,985	22,867	14,542
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(14,348)	(89,096)	92,673	102,032
Prepaid expenses and other current assets	(27,092)	(16,313)	(57,822)	(46,199)
Operating lease right-of-use assets	16,920	14,909	47,768	42,829
Other assets	(3,421)	161	(3,502)	7,054
Accounts payable	(103,688)	38,125	(141,389)	(21,818)
Accrued expenses and other current liabilities	(6,252)	23,926	81,698	9,053
Operating lease liabilities	(13,512)	1,325	(34,978)	(24,160)
Other liabilities	587	(943)	927	2,300
Net cash provided by operating activities	210,484	146,488	713,477	386,592
Cash flows from investing activities
Purchases of property and equipment	(46,031)	(53,044)	(142,479)	(154,959)
Purchases of strategic investments	(1,000)	—	(6,934)	(20,000)
Sales of strategic investments	—	11,050	—	11,050
Cash paid for acquisitions, net of cash acquired	—	—	(65,048)	(35,499)
Purchases of marketable securities	(279,851)	(388,652)	(796,009)	(1,015,317)
Sales of marketable securities	16,333	102,530	303,790	539,688
Maturities of marketable securities	208,595	220,203	638,333	785,317
Other	—	—	(500)	—
Net cash provided by (used in) investing activities	(101,954)	(107,913)	(68,847)	110,280
Cash flows from financing activities
Proceeds from issuance of notes, net of issuance costs	—	541,110	—	2,014,193
Repurchases of Class A non-voting common stock	—	—	(600,964)	(500,573)
Deferred payments for acquisitions	(250)	—	(2,892)	(67,539)
Repurchases of convertible notes	—	(549,924)	—	(1,994,550)
Repayment of convertible notes	(47,013)	—	(47,013)	(36,240)
Other	(1,000)	(3,199)	(4,400)	(6,898)
Net cash used in financing activities	(48,263)	(12,013)	(655,269)	(591,607)
Change in cash, cash equivalents, and restricted cash	60,267	26,562	(10,639)	(94,735)
Cash, cash equivalents, and restricted cash, beginning of period	960,491	928,937	1,031,397	1,050,234
Cash, cash equivalents, and restricted cash, end of period	$1,020,758	$955,499	$1,020,758	$955,499

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$1,722,471	$1,506,839	$4,850,255	$4,214,986
Costs and expenses:
Cost of revenue	649,413	674,220	1,982,539	1,967,132
Research and development	477,678	453,418	1,498,066	1,320,908
Sales and marketing	298,036	256,215	835,446	772,025
General and administrative	220,628	251,348	702,658	736,805
Total costs and expenses	1,645,755	1,635,201	5,018,709	4,796,870
Operating income (loss)	76,716	(128,362)	(168,454)	(581,884)
Interest income	26,859	32,255	77,990	102,472
Interest expense	(37,290)	(34,494)	(110,987)	(85,500)
Other income (expense), net	(36)	27,570	20,452	75,816
Income (loss) before income taxes	66,249	(103,031)	(180,999)	(489,096)
Income tax expense	(9,751)	(510)	(15,414)	(16,602)
Net income (loss)	$56,498	$(103,541)	$(196,413)	$(505,698)
Net income (loss) per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$0.03	$(0.06)	$(0.12)	$(0.30)
Diluted	$0.03	$(0.06)	$(0.12)	$(0.30)
Weighted average shares used in computation of net income (loss) per share:
Basic	1,693,497	1,696,542	1,681,559	1,689,251
Diluted	1,700,192	1,696,542	1,681,559	1,689,251

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,019,215	$1,030,435
Marketable securities	1,751,432	1,910,137
Accounts receivable, net of allowance	1,243,746	1,372,237
Prepaid expenses and other current assets	306,648	272,065
Total current assets	4,321,041	4,584,874
Property and equipment, net	618,149	578,075
Operating lease right-of-use assets	509,344	506,216
Intangible assets, net	86,423	66,613
Goodwill	1,779,086	1,720,769
Other assets	252,330	221,255
Total assets	$7,566,373	$7,677,802
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$76,030	$219,793
Operating lease liabilities	54,428	48,479
Accrued expenses and other current liabilities	1,050,879	971,627
Short-term debt, net	106,202	46,969
Total current liabilities	1,287,539	1,286,868
Long-term debt, net	3,380,216	3,489,860
Operating lease liabilities, noncurrent	587,118	557,823
Other liabilities	81,257	61,756
Total liabilities	5,336,130	5,396,307
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,506,092 shares issued, 1,463,365 shares outstanding at September 30, 2026, and 3,000,000 shares authorized, 1,502,073 shares issued, 1,457,403 shares outstanding at December 31, 2025.	15	15
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,519 shares issued and outstanding at September 30, 2026, and 700,000 shares authorized, 22,523 shares issued and outstanding at December 31, 2025.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at September 30, 2026 and December 31, 2025.	2	2
Treasury stock, at cost. 42,727 and 44,670 shares of Class A non-voting common stock at September 30, 2026 and December 31, 2025, respectively.	(416,774)	(435,722)
Additional paid-in capital	17,390,584	16,637,324
Accumulated deficit	(14,744,193)	(13,946,816)
Accumulated other comprehensive income	609	26,692
Total stockholders’ equity	2,230,243	2,281,495
Total liabilities and stockholders’ equity	$7,566,373	$7,677,802

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Free Cash Flow reconciliation:
Net cash provided by operating activities	$210,484	$146,488	$713,477	$386,592
Less:
Purchases of property and equipment	(46,031)	(53,044)	(142,479)	(154,959)
Free Cash Flow	$164,453	$93,444	$570,998	$231,633

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA reconciliation:
Net income (loss)	$56,498	$(103,541)	$(196,413)	$(505,698)
Add (deduct):
Interest income	(26,859)	(32,255)	(77,990)	(102,472)
Interest expense	37,290	34,494	110,987	85,500
Other (income) expense, net	36	(27,570)	(20,452)	(75,816)
Income tax expense	9,751	510	15,414	16,602
Depreciation and amortization (1)	44,597	42,514	134,892	120,252
Stock-based compensation expense (1)	255,227	260,363	741,947	759,587
Payroll and other tax expense related to stock-based compensation	6,107	7,523	28,705	33,778
Restructuring charges (2)	—	—	128,505	—
Adjusted EBITDA	$382,647	$182,038	$865,595	$331,733
(1)Stock-based compensation expense and depreciation and amortization expense may not agree to reported GAAP amounts due to restructuring charges.
(2)Restructuring charges primarily include cash severance, stock-based compensation expense, depreciation expense and other charges associated with the restructuring. These charges are not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Depreciation and amortization expense (1):
Cost of revenue	$1,365	$1,016	$4,212	$3,941
Research and development	31,051	27,127	91,826	74,963
Sales and marketing	7,938	5,487	22,284	15,418
General and administrative	4,271	8,884	17,944	25,930
Total	$44,625	$42,514	$136,266	$120,252
(1)Depreciation and amortization expense for the three and nine months ended September 30, 2026 includes restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Stock-based compensation expense (1):
Cost of revenue	$1,407	$2,327	$5,804	$5,417
Research and development	176,447	171,649	543,864	495,146
Sales and marketing	54,421	51,236	147,095	154,386
General and administrative	22,514	35,151	71,255	104,638
Total	$254,789	$260,363	$768,018	$759,587
(1)Stock-based compensation expense for the three and nine months ended September 30, 2026 includes restructuring charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Constant Currency Revenue reconciliation:
GAAP revenue	$1,722,471	$1,506,839	$4,850,255	$4,214,986
Effect of using prior period foreign exchange rates on current period revenue	2,403		(33,955)
Constant Currency Revenue	$1,724,874		$4,816,300

GAAP revenue percentage change	14%		15%
Constant Currency Revenue percentage change	14%		14%

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Cash Flows and Shares
Net cash provided by (used in) operating activities	$88,494	$146,488	$269,578	$326,779	$176,214	$210,484
Net cash provided by (used in) operating activities - YoY (year-over-year)	514%	26%	17%	116%	99%	44%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$586,609	$617,225	$656,170	$831,339	$919,059	$983,055
Purchases of property and equipment	$(64,701)	$(53,044)	$(64,022)	$(40,772)	$(55,676)	$(46,031)
Purchases of property and equipment - YoY	24%	20%	33%	10%	(14)%	(13)%
Purchases of property and equipment - TTM	$(194,231)	$(203,234)	$(218,981)	$(222,539)	$(213,514)	$(206,501)
Free Cash Flow	$23,793	$93,444	$205,556	$286,007	$120,538	$164,453
Free Cash Flow - YoY	132%	30%	13%	150%	407%	76%
Free Cash Flow - TTM	$392,378	$413,991	$437,189	$608,800	$705,545	$776,554
Common shares outstanding	1,682,350	1,710,909	1,711,554	1,697,270	1,682,281	1,717,511
Common shares outstanding - YoY	2%	2%	1%	1%	—%	—%
Shares underlying stock-based awards	144,011	150,460	168,060	189,878	198,569	214,151
Shares underlying stock-based awards - YoY	—%	13%	24%	40%	38%	42%
Total common shares outstanding plus shares underlying stock-based awards	1,826,361	1,861,369	1,879,614	1,887,148	1,880,850	1,931,662
Total common shares outstanding plus shares underlying stock-based awards - YoY	1.6%	3.1%	3.0%	3.5%	3.0%	3.8%

Results of Operations
Revenue	$1,344,930	$1,506,839	$1,716,461	$1,528,791	$1,598,993	$1,722,471
Revenue - YoY	9%	10%	10%	12%	19%	14%
Revenue - TTM	$5,638,004	$5,772,269	$5,931,447	$6,097,021	$6,351,084	$6,566,716
Constant Currency Revenue	$1,334,606	$1,494,999	$1,695,488	$1,500,374	$1,591,052	$1,724,874
Constant Currency Revenue - YoY	8%	9%	9%	10%	18%	14%
Revenue by region (1)
North America	$820,600	$897,814	$1,025,498	$851,253	$942,883	$1,014,320
North America - YoY	7%	5%	6%	2%	15%	13%
North America - TTM	$3,478,855	$3,519,048	$3,575,603	$3,595,165	$3,717,448	$3,833,954
Europe	$265,343	$297,950	$341,134	$323,852	$353,806	$362,850
Europe - YoY	15%	20%	19%	45%	33%	22%
Europe - TTM	$1,025,291	$1,074,339	$1,128,442	$1,228,279	$1,316,742	$1,381,642
Rest of World	$258,987	$311,075	$349,829	$353,686	$302,304	$345,301
Rest of World - YoY	8%	17%	16%	15%	17%	11%
Rest of World - TTM	$1,133,858	$1,178,882	$1,227,402	$1,273,577	$1,316,894	$1,351,120
Operating income (loss)	$(259,676)	$(128,362)	$49,717	$(74,449)	$(170,721)	$76,716
Operating income (loss) - YoY	(2)%	26%	285%	62%	34%	160%
Operating income (loss) - Margin	(19)%	(9)%	3%	(5)%	(11)%	4%
Operating income (loss) - TTM	$(653,609)	$(608,761)	$(532,167)	$(412,770)	$(323,815)	$(118,737)
Net income (loss)	$(262,570)	$(103,541)	$45,209	$(88,951)	$(163,960)	$56,498
Net income (loss) - YoY	(6)%	32%	397%	36%	38%	155%
Net income (loss) - Margin	(20)%	(7)%	3%	(6)%	(10)%	3%
Net income (loss) - TTM	$(546,303)	$(496,597)	$(460,489)	$(409,853)	$(311,243)	$(151,204)
Adjusted EBITDA	$41,270	$182,038	$357,746	$233,333	$249,615	$382,647
Adjusted EBITDA - YoY	(25)%	38%	30%	115%	505%	110%
Adjusted EBITDA - Margin (2)	3%	12%	21%	15%	16%	22%
Adjusted EBITDA - TTM	$557,664	$607,740	$689,479	$814,387	$1,022,732	$1,223,341
(1)Total revenue for geographic reporting is apportioned to each region based on our estimate of where revenue-generating activities occur, which is generally determined by the billing address of the customer. For advertising revenue, we allocate revenue based on the geographic location where advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Other
DAU (in millions) (1)	469	477	474	483	493	495
DAU - YoY	9%	8%	5%	5%	5%	4%
DAU by region (in millions)
North America	98	98	94	92	92	92
North America - YoY	(2)%	(3)%	(5)%	(7)%	(7)%	(6)%
Europe	100	100	98	97	98	98
Europe - YoY	3%	1%	(1)%	(2)%	(2)%	(1)%
Rest of World	271	280	282	294	303	305
Rest of World - YoY	15%	15%	11%	12%	12%	9%
MAU (in millions)	932	943	946	956	971	977
MAU - YoY	7%	7%	6%	5%	4%	4%
ARPU	$2.87	$3.16	$3.62	$3.17	$3.25	$3.48
ARPU - YoY	—%	2%	5%	7%	13%	10%
ARPU by region
North America	$8.33	$9.20	$10.88	$9.23	$10.26	$11.07
North America - YoY	9%	8%	12%	10%	23%	20%
Europe	$2.65	$2.99	$3.47	$3.34	$3.62	$3.69
Europe - YoY	13%	19%	20%	48%	36%	23%
Rest of World	$0.96	$1.11	$1.24	$1.20	$1.00	$1.13
Rest of World - YoY	(6)%	2%	5%	3%	4%	2%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	5,206	5,194	5,261	5,381	4,723	4,540
Employees - YoY	10%	8%	7%	6%	(9)%	(13)%

Depreciation and amortization expense
Cost of revenue	$1,505	$1,016	$1,818	$1,463	$1,384	$1,365
Research and development	24,849	27,127	26,568	28,160	32,615	31,051
Sales and marketing	5,108	5,487	5,945	6,635	7,711	7,938
General and administrative	8,561	8,884	9,050	8,438	5,235	4,271
Total	$40,023	$42,514	$43,381	$44,696	$46,945	$44,625
Depreciation and amortization expense - YoY	6%	9%	10%	19%	17%	5%

Stock-based compensation expense
Cost of revenue	$1,656	$2,327	$2,009	$1,586	$2,811	$1,407
Research and development	166,809	171,649	185,456	173,916	193,501	176,447
Sales and marketing	48,710	51,236	43,627	45,332	47,342	54,421
General and administrative	34,711	35,151	26,146	29,206	19,535	22,514
Total	$251,886	$260,363	$257,238	$250,040	$263,189	$254,789
Stock-based compensation expense - YoY	(3)%	—%	—%	1%	4%	(2)%
(1)Numbers may not foot due to rounding.